Exhibit 21
Subsidiaries of Air Products and Chemicals, Inc.
The following is a list of the Company’s subsidiaries, all of which are wholly owned as of 30 September 2004, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.
UNITED STATES
All companies are incorporated in the State of Delaware unless otherwise indicated.
Registrant — Air Products and Chemicals, Inc.
Air Products HyCal Company, L.P. (California)
Air Products Seating and Mobility, Inc.
Air Products Didcot LLC
Air Products (Middle East), Inc.
Air Products (Rozenburg), Inc.
Air Products Asia, Inc.
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Electronics, LLC
Air Products Energy Holdings, Inc.
Air Products Europe, Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products International Corporation
Air Products L.P.
Air Products LLC
Air Products Manufacturing Corporation
Air Products Polymers Holdings, L.P.
Air Products Polymers L.P.
Air Products Powders, Inc.
Air Products Trinidad Services, Inc.
Air Products Healthcare Southeast, Inc.
American Homecare Supply IV Georgia, Inc. (Georgia)
American Homecare Supply Mid-Atlantic, LLC
American Homecare Supply New York, LLC
American Homecare Supply West Virginia, Inc.
American Homecare Supply, LLC
AmHealth Group, Inc.
APCI (U.K.), Inc.
C.O.P.D. Services, Inc. (New Jersey)
Collins I.V. Care, Inc. (Connecticut)
Denmark’s, Inc. (Massachusetts)
Ducolake, Inc. (Indiana)
DependiCare Home Health, Inc. (Illinois)
Electron Transfer Technologies, Inc. (New Jersey)
Genox Homecare, Inc. (Connecticut)
i.e. Med Systems, Inc. (Pennsylvania)
Laurel Mountain Medical Supply, Inc. (Pennsylvania)
Lakeway Medical Rentals, Inc. (Tennessee)
Middletown Oxygen Company, Inc.
Mosso’s Medical Supply Company, Inc. (Pennsylvania)
Nightingale Medical of Indiana, LLC (Indiana)
Prodair Corporation
Pure Air Holdings Corp.
Pure Air on the Lake (I), Inc.
Pure Air on the Lake (IV), Inc.
SCWC Corp.
Stockton CoGen (I), Inc.
Ultra Care, Inc. (Illinois)

ARGENTINA
Terapias Medicas Domiciliarias, S.A.
AUSTRIA
Air Products Gesellschaft mbH
BELGIUM
Air Products S.A.
Air Products Management S.A.
Medigaz, S.A.
BERMUDA
Asia Industrial Gas Company Ltd.
BRAZIL
Air Products Brasil Ltda. (The organization of this affiliate more closely resembles a partnership with limited liability than a corporation.)
CANADA
Air Products Canada Limited
CHINA
Air Products and Chemicals (China) Investment Co. Ltd.
Air Products and Chemicals (Fujian) Co., Ltd.
Air Products and Chemicals (Nanjing) Co., Ltd.
Air Products and Chemicals (Ningbo) Co., Ltd.
Air Products and Chemicals (Shanghai) Co. Ltd.
Air Products and Chemicals (Tangshan) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products (Nanjing) Co., Ltd.
Air Products and Chemicals Shanfeng (Changzhou) Co., Ltd.
Air Products (Shanghai) Co., Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd.
Air Products and Chemicals (Tongxiang) Co., Ltd.
Air Products and Chemicals (Zhangjiagang) Co., Ltd.
Beijing AP BAIF Gas Industry Co., Ltd.
Chun Wang Industrial Gases (H.K.) Limited
Chun Wang Industrial Gases (Shenzhen) Ltd.
Eastern Air Products (Shanghai) Co. Ltd.
High-Tech Gases (Beijing) Co., Ltd.
Northern Air Products (Tianjin) Co., Ltd.
Permea China, Ltd.
Southern Air Products (Guangzhou) Ltd.
Southern Air Products (Zhuhai) Ltd.
CZECH REPUBLIC
Air Products spol s.r.o.
FRANCE
Air Prod 99 S.A.S.
Air Products Medical S.a.r.l.
Air Products SAS
Prodair et Cie S.C.S.
Prodair S.A.S.
Henno Oxygene S.A.S.
Hold’Air SAS
Soprogaz SNC
Domisante SAS

GERMANY
Air Products GmbH
Air Products Medical GmbH
Air Products Polymers GmbH & Co KG
Air Products Polymers Verwaltungs GmbH
Air Products Powders GmbH
INDONESIA
PT Air Products Indonesia
IRELAND
Air Products Ireland Limited
Air Products Medical Ireland Limited
ITALY
Air Products Italia S.r.l.
APP Holding S.R.L.
JAPAN
Air Products Japan, Inc.
KOREA
Air Products Korea Inc.
Air Products ACT Korea Limited
Air Products and Chemicals Korea Ltd.
Han Mi Specialty Gases Co., Ltd.
Hanyang Technology Co., Ltd.
Korea Industrial Gases, Limited
Korea Specialty Gases Ltd.
MALAYSIA
Air Products STB Sdn Bhd
Sitt Tatt Industries Sdn Bhd
MEXICO
Air Products and Chemicals de Mexico, S.A. de C.V.
THE NETHERLANDS
Air Products Amsterdam B.V.
Air Products Chemicals Europe B.V.
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.
Air Products Utilities B.V.
Air Products Polymers B.V.
NORWAY
Air Products A/S
PERU
Air Products Peru S.A.C.

POLAND
Air Products Gazy Sp. z o.o.
Air Products Polska Sp. z o.o.
RUSSIA
Air Products O.O.O.
SINGAPORE
Sanwa Chemical (Singapore) Pte. Ltd.
Air Products Singapore Pte. Ltd.
SLOVAKIA
Air Products Slovakia s.r.o.
SPAIN
Air Products Iberica, S.L.
Air Products Investments Espana, S.L.
Air Products Ventas y Servicios, S.A.
Andaluza de Gases, S.A.
Carb-IQA de Tarragona, S.L.
Distribuidora de Gases Iruna, S.L.
Fir-Salus, s.a.
Gases Industriais, S.A.R.L.
Gases Medicinales e Industriales, S.A.
Iberica del Carbonico, S.A.
Matgas 2000 A.I.E.
Oxigeno y Carbogenos, S.A.
Oxigenol, S.A.
Oximeca, S.A.
Altanova Residencial, S.L.
Sociedad Espanola de Carburos Metalicos S.A.
SWITZERLAND
Air Products Switzerland Sàrl
TAIWAN
Airpro Gases Co., Ltd.
Air Products San Fu Co., Ltd.
Air Products Electronics Taiwan Limited
Air Products Taiwan Co., Ltd.
Air Products Taiwan Holdings, LLC
TRINIDAD AND TOBAGO
Air Products Unlimited
UNITED ARAB EMIRATES
Air Products Middle East FZE

UNITED KINGDOM
Air Products (BR) Limited
Air Products (Chemicals) Public Limited Company
Air Products Cryogenic Services Limited
Air Products (GB) Limited
Air Products Group Limited
Air Products PLC
Air Products (UK) Limited
Air Products Yanbu Limited
Anchor Chemical (UK) Limited
Cryomed Limited
Cryosurgery Clinic Limited
On-Site Engineering Services Limited
Oxygen Therapy Company Limited
Prodair Services Limited
Rimer-Alco International Limited
Air Products (Chemicals) Teesside Limited

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